EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of HEICO Corporation and subsidiaries and the effectiveness of HEICO Corporation and subsidiaries’ internal control over financial reporting dated December 17, 2015, appearing in the Annual Report on Form 10-K of HEICO Corporation and subsidiaries for the year ended October 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
March 9, 2016